Exhibit 99.1

Station Casinos Announces Third Quarter 2012 Results and Agreement to Acquire a Majority Interest in Fertitta Interactive

LAS VEGAS--(BUSINESS WIRE)--November 13, 2012--Station Casinos LLC ("Station" or the “Company") today announced the results of its operations for the third quarter ended September 30, 2012. In addition, the Company announced that it has entered into an agreement to acquire a 50.1% ownership interest in Fertitta Interactive LLC, which operates Ultimate Gaming. The Company believes that Fertitta Interactive is well positioned to become a leader in online gaming by leveraging its existing capabilities and platform as well as its exclusive relationship with the Ultimate Fighting Championship (the “UFC”).

“Despite a challenging operating environment, we experienced continued improvements in our operating results during the third quarter, and for the third consecutive quarter we experienced gains in both revenues and operating income in all of our major departments,” stated Marc Falcone, Executive Vice President and Chief Financial Officer.

Consolidated Results of Operations

The Company's consolidated net revenues for the third quarter ended September 30, 2012 were approximately $295.7 million, an increase of 4.7% compared to the prior year third quarter net revenues of $282.4 million. Consolidated adjusted EBITDAM for the third quarter was $71.7 million, an increase of 3.2% compared to the prior year third quarter adjusted EBITDAM of $69.5 million. Adjusted EBITDAM is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for valuation of gaming companies. Adjusted EBITDAM is further defined in footnote 1.

Guarantor Group Results of Operations

The net revenues for Station Casinos LLC and the subsidiaries that own Red Rock, Palace Station, Boulder Station and Sunset Station (the “Guarantor Group”) for the third quarter ended September 30, 2012 were approximately $158.8 million, an increase of 3.9% compared to the prior year. The Company reported adjusted EBITDAM of $40.3 million for the Guarantor Group for the quarter, an increase of 2.6% compared to the prior year.

Balance Sheet Items and Capital Expenditures

As of September 30, 2012, the outstanding principal balance of long-term debt was $2.2 billion on a consolidated basis (excluding a nonrecourse land loan of $108 million), including $1.6 billion for the Guarantor Group. Year to date, the Company has repaid approximately $205 million of debt on a consolidated basis. Since June 17, 2011, the date the Company acquired assets from Station Casinos, Inc., on a consolidated basis, the Company has repaid over $270 million of debt. As of September 30, 2012, the Company’s consolidated debt to EBITDAM ratio was approximately 6.2x. Year to date, total consolidated capital expenditures were $46.4 million, of which $23.5 million were made by the Guarantor Group.

Acquisition of Fertitta Interactive

The Company also announced that it has entered into an agreement to purchase a 50.1% ownership interest in Fertitta Interactive. The transaction is expected to close by the end of November. Fertitta Interactive was formed in 2011 with the purchase of Cyber-Arts, an Oakland, California based company, which has developed a real money and social gaming platform under the Ultimate Gaming brand. The Cyber-Arts technology provides a proprietary, highly scalable and robust platform that has a proven track record in the global online marketplace. “This technology represents one of the few established online poker platforms in the world that has never taken wagers from a jurisdiction in which such wagers were illegal,” Falcone said. “It is critically important to us that we own the technology, which allows us to control the perpetual innovation cycle. We are one of the only U.S. gaming companies to develop and own its technology. We are excited about the possibilities that Ultimate Gaming presents and believe this creates a long-term value driver for Station Casinos,” continued Falcone.

Conference Call Information

The Company will host a conference call on, Tuesday, November 13, 2012 at 1:30 p.m. (PST) to discuss its third quarter financial results. The conference call will consist of prepared remarks from the Company and will include a question and answer session. Those interested in participating in the call should dial (877) 331-7677 or (713) 936-6995 for international callers, approximately 15 minutes before the call start time. A replay of the call will be available from 5:00 p.m. (PST) on November 14, 2012 at www.sclv.com/en/investor-relations.aspx. The reservation number is 11132012. A live audio webcast of the call will also be available at www.sclv.com.

Company Information and Forward Looking Statements

Station Casinos LLC is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Green Valley Ranch Resort Casino Spa, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset and Lake Mead Casino. Station also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Lanes and Casino and The Greens. In addition, Station owns a 50% interest in MPM Enterprises, LLC, which is the manager of the Gun Lake Casino in southwestern Michigan.

Fertitta Interactive was established by Frank Fertitta III, Lorenzo Fertitta, Tom Breitling and Tim Poster. Fertitta Interactive works to build strong global brands and businesses online. The group has worked together since the early 1990's, when the Fertittas were investors in Travelscape, an online travel company that was founded by Breitling and Poster and purchased by Microsoft's Expedia, Inc. in 2000.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to risks relating to the acquisition of Fertitta Interactive; the economic downturn, and in particular the economic downturn in Nevada, and its effect on consumer spending and our business; the effects of intense competition that exists in the gaming industry; the risk that new gaming licenses or gaming activities, such as internet gaming, are approved and result in additional competition; our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete; the risk that we will not be able to finance our development and investment projects or refinance our outstanding indebtedness; the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition; general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, and general economic conditions, including interest rates, on our business and results of operations; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; risks, such as cost overruns and construction delays, associated with development, construction and management of new projects or the expansion of existing facilities, including the Graton Resort and Casino; and other risks described in the filings of the Company with the Securities and Exchange Commission.

(1) Adjusted EBITDAM consists of net income plus interest, net, loss on early retirement of debt, preopening expenses, charges relating to share based compensation, gains on Native American development, certain items attributable to non-controlling affiliates or joint ventures, other non-recurring costs, changes in fair value of derivative instruments, depreciation, amortization and management fee expense. EBITDA and Adjusted EBITDAM are presented solely as supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA and adjusted EBITDAM are a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA and adjusted EBITDAM provide investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and adjusted EBITDAM and the trends they depict, the components should be considered. The impact of interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, charges relating to share based compensation, gains on Native American development, certain items attributable to non-controlling affiliates or joint ventures, other non-recurring costs, changes in fair value of derivative instruments, depreciation, amortization and management fee expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA or adjusted EBITDAM. Further, EBITDA and adjusted EBITDAM do not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and do not necessarily indicate cash flows will be sufficient to fund cash needs. Such measures should not be considered as alternatives to net income, as indicators of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA, EBITDAM or adjustments to such measures may calculate EBITDA, EBITDAM or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDA and adjusted EBITDAM may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA and adjusted EBITDAM to net income is included in the financial schedules accompanying this release.

Station Casinos LLC
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Consolidated
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	Actual	Actual	Actual	Pro Forma (a)
Operating revenues:
Casino	$212,406	$203,176	$664,856	$631,227
Food and beverage	56,603	53,395	180,063	167,482
Room	25,829	25,121	81,897	75,377
Other	18,130	18,068	53,271	54,039
Management fees	6,829	5,731	22,007	17,458
Gross revenues	319,797	305,491	1,002,094	945,583
Promotional allowances	(24,069)	(23,093)	(75,873)	(70,887)
Net revenues	295,728	282,398	926,221	874,696

Operating costs and expenses:
Casino	87,243	80,592	265,054	252,212
Food and beverage	39,911	39,463	120,649	119,147
Room	10,874	10,252	32,592	30,529
Other	7,909	7,749	20,578	22,222
Selling, general, administrative and corporate	76,571	72,505	217,774	213,555
Development and preopening	41	356	171	1,696
Depreciation and amortization	31,999	34,522	94,301	90,483
Management fees	10,121	9,638	33,338	30,648
Impairment of other assets	10,066	-	10,066	-
Write-downs and other charges, net	6,626	881	7,825	4,954
	281,361	255,958	802,348	765,446

Operating income	14,367	26,440	123,873	109,250
Earnings from joint ventures	352	290	1,302	1,227
Gain on dissolution of joint venture	-	-	-	250
Operating income and earnings from joint ventures	14,719	26,730	125,175	110,727

Other (expense) income:
Interest expense, net	(52,439)	(45,100)	(144,763)	(142,595)
Loss on debt extinguishment	(51,794)	-	(51,794)	-
Gain on Native American development	102,816	-	102,816	-
Change in fair value of derivative instruments	(800)	-	(800)	-
	(2,217)	(45,100)	(94,541)	(142,595)
Net income (loss)	12,502	(18,370)	30,634	(31,868)
Less: Net income attributable to noncontrolling interests	1,349	794	5,106	4,766
Net income (loss) attributable to Station Casinos LLC members	$11,153	$(19,164)	$25,528	$(36,634)

(a)	Pro forma information is based on the sum of the consolidated results for Station Casinos, Inc. and Green Valley Ranch Gaming, LLC before the Effective Date and the consolidated results of Station Casinos LLC after the Effective Date. Pro forma information is presented solely for purposes of analysis and comparison with current operating results and does not, and is not intended to, comply with the requirements set forth in Regulation S-X. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into new floating-to-fixed interest rate swaps, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

Station Casinos LLC
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Consolidated
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	Actual	Actual	Actual	Pro Forma (a)

Net revenues	$295,728	$282,398	$926,221	$874,696
Net revenues attributable to noncontrolling interests	(3,347)	(2,808)	(10,781)	(8,511)
Net revenues attributable to Station Casinos LLC members	$292,381	$279,590	$915,440	$866,185

Net income (loss)	$12,502	$(18,370)	$30,634	$(31,868)
Interest and other expense, net	52,439	45,100	144,763	142,595
Depreciation and amortization	31,999	34,522	94,301	90,483
EBITDA	96,940	61,252	269,698	201,210
EBITDA attributable to noncontrolling interests	(3,283)	(2,643)	(10,439)	(8,020)
Management fee expense	10,121	9,638	33,338	30,648
Development and preopening	41	356	171	1,696
Share-based compensation	1,380	-	1,380	-
Impairment of other assets	10,066	-	10,066	-
Write-downs and other charges, net	6,626	881	7,825	4,954
Write-downs and other charges at joint ventures (50%)	16	-	45	-
Loss on debt extinguishment	51,794	-	51,794	-
Gain on Native American development	(102,816)	-	(102,816)	-
Change in fair value of derivative instruments	800	-	800	-
Adjusted EBITDAM	$71,685	$69,484	$261,862	$230,488

Occupancy percentage	90%	86%	89%	86%
ADR	$67	$69	$73	$70

Principal amount of long-term debt at September 30, 2012:
Guarantor Group	$1,598,523
Opco and Green Valley Ranch	577,451
Land loan	108,267
Total	$2,284,241

Station Casinos LLC and Guarantor Subsidiaries
Condensed Combined Statements of Operations
(amounts in thousands)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	Actual	Actual	Actual	Pro Forma (b)
Operating revenues:
Casino	$113,086	$109,831	$356,421	$340,449
Food and beverage	33,421	31,236	105,932	98,467
Room	16,840	16,245	53,945	48,708
Other	9,237	8,756	26,305	25,807
Gross revenues	172,584	166,068	542,603	513,431
Promotional allowances	(13,812)	(13,183)	(42,659)	(40,335)
Net revenues	158,772	152,885	499,944	473,096

Operating costs and expenses:
Casino	46,012	43,425	141,331	136,212
Food and beverage	23,529	22,920	70,453	70,039
Room	6,875	6,585	20,754	19,336
Other	3,987	3,684	9,676	10,000
Selling, general, administrative and corporate	38,719	37,026	108,767	108,705
Development and preopening	-	116	8	677
Depreciation and amortization	17,579	18,308	51,929	48,838
Management fees	5,525	5,302	18,434	16,893
Write-downs and other charges, net	5,961	478	6,409	3,791
	148,187	137,844	427,761	414,491

Operating income	10,585	15,041	72,183	58,605
Equity in earnings (losses) of unconsolidated subsidiaries (c)	33,090	(4,956)	49,258	(648)
Operating income and earnings (losses) from unconsolidated subsidiaries	43,675	10,085	121,441	57,957

Other (expense) income:
Interest expense, net	(32,527)	(29,249)	(95,918)	(94,591)
Change in fair value of derivative instruments	5	-	5	-

Net income (loss) attributable to Station Casinos LLC members	$11,153	$(19,164)	$25,528	$(36,634)

(b)	Pro forma information is based on the results of the Guarantor Group after the Effective Date and the results of the entities that were predecessors to the Guarantor Group prior to the Effective Date. Pro Forma information is presented solely for purposes of analysis and comparison with current operating results and does not, and is not intended to, comply with the requirements set forth in Regulation S-X. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into a new floating-to-fixed interest rate swap, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

(c)	Excludes $1.3 million, $0.8 million, $5.1 million and $4.8 million, respectively, of net income attributable to noncontrolling interests in Station's 50% owned variable interest entity.

Station Casinos LLC and Guarantor Subsidiaries
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	Actual	Pro Forma (b)	Actual	Pro Forma (b)

Net revenues	$158,772	$152,885	$499,944	$473,096

Net income (loss)	$11,153	$(19,164)	$25,528	$(36,634)
Interest and other expense, net	32,527	29,249	95,918	94,591
Depreciation and amortization	17,579	18,308	51,929	48,838
EBITDA	61,259	28,393	173,375	106,795
Management fee expense	5,525	5,302	18,434	16,893
Share-based compensation	625	-	625	-
Write-downs and other charges, net	5,961	478	6,409	3,791
Development and preopening	-	116	8	677
Equity in (earnings) losses of unconsolidated subsidiaries	(33,090)	4,956	(49,258)	648
Change in fair value of derivative instruments	(5)	-	(5)	-
Adjusted EBITDAM	$40,275	$39,245	$149,588	$128,804

Occupancy percentage	90%	86%	90%	87%
ADR	$68	$70	$75	$71

CONTACT:
Station Casinos LLC
Marc J. Falcone
Executive Vice President and Chief Financial Officer
(702) 495-3600
or
Thomas M. Friel
Executive Vice President and Treasurer
(702) 495-4210
or
Lori B. Nelson
Vice President of Corporate Communications
(702) 495-4248